Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870
Option One Mortgage Loan Trust
2007-4

Marketing Materials

$621,505,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters

Citigroup	Deutsche Bank Securities
JP Morgan Securities Inc.	H&R Block Financial Advisors, Inc.
Co-Managers

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Vinu Phillips	(203) 618-5626
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: April 9, 2007

$621,505,000 (Approximate)
Offered Certificates
Option One Mortgage Loan Trust 2007-4

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2) CallWindow(3)*	(Moody’s/S&P)	Distribution Date	Type

I-A-1	$ 462,095,000	Not Offered Hereby		Aaa/AAA	April 2037	Fltg Rate Group I Senior
II-A-1	$ 197,657,000	0.90 / 0.90	1-19 / 1-19	Aaa/AAA	April 2037	Fltg Rate Group II Senior
II-A-2	$ 152,166,000	2.00 / 2.00	19-30 / 19-30	Aaa/AAA	April 2037	Fltg Rate Group II Senior
II-A-3	$ 46,148,000	3.00 / 3.00	30-69 / 30-69	Aaa/AAA	April 2037	Fltg Rate Group II Senior
II-A-4	$ 30,534,000	6.00 / 8.20	69-72 / 69-169	Aaa/AAA	April 2037	Fltg Rate Group II Senior
M-1	$ 54,000,000	5.22 / 5.67	54-72 / 54-147	Aa1/AA+	April 2037	Fltg Rate Subordinate
M-2	$ 52,800,000	4.72 / 5.16	47-72 / 47-139	Aa2/AA	April 2037	Fltg Rate Subordinate
M-3	$ 25,200,000	4.52 / 4.94	45-72 / 45-132	Aa3/AA-	April 2037	Fltg Rate Subordinate
M-4	$ 25,800,000	4.43 / 4.84	43-72 / 43-127	A1/A+	April 2037	Fltg Rate Subordinate
M-5	$ 22,800,000	4.37 / 4.76	42-72 / 42-122	A2/A	April 2037	Fltg Rate Subordinate
M-6	$ 14,400,000	4.32 / 4.70	41-72 / 41-117	A3/A-	April 2037	Fltg Rate Subordinate
M-7	$ 17,400,000	Not Offered Hereby		Baa1/BBB+	April 2037	Fltg Rate Subordinate
M-8	$ 12,600,000			Baa2/BBB	April 2037	Fltg Rate Subordinate
M-9	$ 21,000,000			Baa3/BBB-	April 2037	Fltg Rate Subordinate
Total:	$1,134,600,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are priced to call. The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.

Depositor:	Option One Mortgage Acceptance Corporation.

Originator and
Servicer:	Option One Mortgage Corporation (“Option One”).

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”) and Banc of America Securities LLC.

Co-Managers:	Citigroup Global Markets Inc., Deutsche Bank Securities Inc., JP Morgan Securities Inc., H&R Block Financial Advisors Inc.
Trustee and Swap
Administrator:	Wells Fargo Bank, N.A.

Swap Provider:	TBD.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates” or the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) April 1, 2007.

Expected Pricing Date:	On or about the week of April [11], 2007.

Expected Closing Date:	On or about April 19, 2007.

Expected Settlement Date:	On or about April 19, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in May 2007.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	It is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Senior, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Trustee Fee:	Approximately [0.003]% per annum on the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Clean-up Call”). In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the right to exercise the termination.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter)

ARM Loans:
100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Initial Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Initial Mortgage Loans was approximately $987,749,246, of which: (i) approximately $513,655,256 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Initial Mortgage Loans”) and (ii) approximately $474,093,990 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Initial Mortgage Loans” and together with the Group I Initial Mortgage Loans, the “Initial Mortgage Loans”).

With respect to approximately 9.70% of the Initial Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Additional Mortgage Loans:
On the Closing Date, in addition to the Initial Mortgage Loans, approximately, $212,250,754 of additional loans will be added to the trust, of which: (i) approximately, $110,375,903 of additional conforming balance Mortgage Loans (the “Group I Additional Mortgage Loans”) and (ii) approximately $101,874,851 consisted of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Additional Mortgage Loans” and together with the Group I Additional Mortgage Loans, the “Additional Mortgage Loans” and together with the Initial Mortgage Loans, the “Mortgage Loans”)

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One-Month LIBOR plus the margin for such Class and (ii) the Maximum Cap Rate.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Adjusted Net Maximum
Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the mortgage rate in the case of the fixed rate Mortgage Loans) less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate:
The “Net WAC Rate” for each class of Offered Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Maximum Cap Rate:
The “Maximum Cap Rate” for each class of Offered Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Net WAC Rate
Carryover Amount:
The “Net WAC Rate Carryover Amount” for any Class of Certificates and Distribution Date is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:

1) Excess Cashflow;
2) The Overcollateralization Amount; and,
3) Subordination.

In addition, the Offered Certificates will have the benefit of payments received under the Swap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in June 2007 and ending with the Distribution Date in June 2013, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to [4.95]% per annum, (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed as described below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Overcollateralization
Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 5.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 5.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 10.90% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
(x) the Distribution Date occurring in May 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 51.90%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 30.80% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
May 2009 - April 2010	[1.70]% for May 2009, plus 1/12 of [2.10] % thereafter
May 2010 - April 2011	[ 3.80]% for May 2010, plus 1/12 of [2.15]% thereafter
May 2011 - April 2012	[5.95]% for May 2011, plus 1/12 of [1.70]% thereafter
May 2012 - April 2013	[7.65]% for May 2012, plus 1/12 of [0.90]% thereafter
May 2013 and thereafter	[8.55]%

Expected Credit Support
Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	25.95%	51.90%
Class M-1	21.45%	42.90%
Class M-2	17.05%	34.10%
Class M-3	14.95%	29.90%
Class M-4	12.80%	25.60%
Class M-5	10.90%	21.80%
Class M-6	9.70%	19.40%
Class M-7	8.25%	16.50%
Class M-8	7.20%	14.40%
Class M-9	5.45%	10.90%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.
.
Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)
Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates and twelfth monthly interest to the Class M-9 Certificates.

2)
Principal funds, as follows: first to the Swap Account, net swap payments and swap termination payments (other than a swap termination payment resulting from a swap provider trigger event) not covered by Interest Funds, and then, monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", and lastly, monthly principal to the Class M-9 Certificates as described under "Principal Paydown."

3)
Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, and then any unpaid applied Realized Loss amount to the Class M-9 Certificates.

4)
Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Senior Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

5)
Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:
Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until the certificate principal balance of each such class has been reduced to zero. In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates and then ix) the Class M-9 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least 51.90% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 42.90% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 34.10% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 29.90% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 25.60% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 21.80% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 19.40% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 16.50% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 14.40% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 10.90% credit enhancement, (subject, in each case, to the overcollateralization floor).

Swap Account:	On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)	to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)	to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement.

On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)	to each class of Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Subordinate Certificates.

Total Initial Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$987,749,246	$16,012	$1,533,567
Average Scheduled Principal Balance	$230,298
Number of Mortgage Loans	4,289

Weighted Average Gross Coupon	8.454%	5.000%	14.850%
Weighted Average FICO Score	614	500	817
Weighted Average Combined Original LTV	82.05%	18.12%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	84.13%	18.12%	100.00%
Weighted Average Debt-to-Income	42.75%	6.78%	59.98%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	176 months	359 months
Weighted Average Seasoning	2 months	1 months	16 months

Weighted Average Gross Margin	5.937%	2.750%	9.490%
Weighted Average Minimum Interest Rate	6.153%	2.750%	12.300%
Weighted Average Maximum Interest Rate	14.332%	9.890%	18.500%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	26 months	16 months	59 months

Maturity Date		December 1, 2021	March 1, 2037
Maximum Zip Code Concentration	0.32%	11233

ARM	88.19%
Fixed Rate	11.81%

2/13 6 MO LIBOR	0.02%
2/28 6 MO LIBOR	36.26%
2/28 6 MO LIBOR 40/30 Balloon	23.23%
2/28 6 MO LIBOR 50/30 Balloon	2.13%
2/28 6 MO LIBOR IO	13.99%
3/27 6 MO LIBOR	1.32%
3/27 6 MO LIBOR 40/30 Balloon	1.12%
3/27 6 MO LIBOR 50/30 Balloon	0.02%
3/27 6 MO LIBOR IO	0.79%
5/25 6 MO LIBOR	2.92%
5/25 6 MO LIBOR 40/30 Balloon	1.87%
5/25 6 MO LIBOR 50/30 Balloon	0.13%
5/25 6 MO LIBOR IO	4.39%
Fixed Rate 15 Yr	0.05%
Fixed Rate 15 Yr Rate Reduction	0.01%
Fixed Rate 20 Yr	0.03%
Fixed Rate 30 Yr	8.57%
Fixed Rate 30 Yr IO	0.91%
Fixed Rate 30 Yr Rate Reduction	0.07%
Fixed Rate 40/30 Balloon	1.84%
Fixed Rate 50/30 Balloon	0.34%

Interest Only	20.08%
Not Interest Only	79.92%

Prepay Penalty: 0 months	27.71%
Prepay Penalty: 12 months	8.60%
Prepay Penalty: 24 months	50.06%
Prepay Penalty: 30 months	0.26%
Prepay Penalty: 36 months	13.36%

First Lien	97.08%
Second Lien	2.92%

Business Bank Statements	2.95%
Full Documentation	51.40%
Lite Documentation	1.37%
No Documentation	2.56%
Stated Income Documentation	41.72%

Cash Out Refinance	63.59%
Purchase	28.17%
Rate/Term Refinance	8.25%

2-4 Units Attached	3.10%
2-4 Units Detached	6.31%
Condo Conversion Attached	0.14%
Condo High-Rise Attached	0.90%
Condo Low-Rise Attached	3.74%
Condo Low-Rise Detached	0.04%
Condotel Attached	0.14%
PUD Attached	1.43%
PUD Detached	10.34%
Single Family Attached	1.93%
Single Family Detached	71.94%

Non-owner	9.48%
Primary	88.66%
Second Home	1.86%

Top 5 States:
California	24.79%
Florida	11.76%
New York	9.10%
Texas	5.37%
New Jersey	5.26%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	400	13,935,010.59	1.41%	12.225	356	98.83	624
50,000.01 - 100,000.00	513	38,682,294.28	3.92%	10.822	356	85.84	623
100,000.01 - 150,000.00	799	99,884,588.32	10.11%	9.353	358	80.77	598
150,000.01 - 200,000.00	636	111,355,245.31	11.27%	8.726	357	79.00	599
200,000.01 - 250,000.00	507	113,686,060.54	11.51%	8.456	357	80.68	605
250,000.01 - 300,000.00	356	97,735,272.32	9.89%	8.237	358	81.07	609
300,000.01 - 350,000.00	281	91,515,521.18	9.27%	8.060	357	82.77	614
350,000.01 - 400,000.00	186	69,893,048.71	7.08%	7.948	358	82.91	616
400,000.01 - 450,000.00	156	66,212,058.31	6.70%	8.047	357	82.33	616
450,000.01 - 500,000.00	121	57,465,636.90	5.82%	7.821	358	84.34	628
500,000.01 - 550,000.00	93	48,791,449.75	4.94%	7.796	358	86.54	638
550,000.01 - 600,000.00	57	32,468,328.20	3.29%	8.088	358	85.63	627
600,000.01 - 650,000.00	43	26,882,073.44	2.72%	8.109	358	85.42	627
650,000.01 - 700,000.00	37	25,132,921.51	2.54%	8.116	358	85.18	634
700,000.01 - 750,000.00	27	19,612,986.09	1.99%	7.854	357	78.95	618
750,000.01 - 800,000.00	19	14,762,932.54	1.49%	8.457	358	85.92	612
800,000.01 - 850,000.00	16	13,227,533.14	1.34%	8.173	357	79.68	618
850,000.01 - 900,000.00	7	6,172,295.01	0.62%	8.038	357	74.25	622
900,000.01 - 950,000.00	1	939,870.52	0.10%	8.150	358	89.94	654
950,000.01 - 1,000,000.00	7	6,869,357.72	0.70%	7.874	357	77.37	660
1,000,000.01+	27	32,524,761.30	3.29%	7.705	357	71.68	628
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	235,240.42	0.02%	5.000	357	65.00	670
5.500 - 5.999	39	14,964,665.42	1.52%	5.874	358	75.62	652
6.000 - 6.499	95	37,841,495.18	3.83%	6.289	358	80.23	652
6.500 - 6.999	259	93,834,423.67	9.50%	6.767	358	78.91	642
7.000 - 7.499	298	92,620,998.63	9.38%	7.252	357	79.18	635
7.500 - 7.999	532	163,258,567.54	16.53%	7.767	357	80.28	619
8.000 - 8.499	494	142,044,750.36	14.38%	8.241	357	82.26	613
8.500 - 8.999	585	152,161,286.60	15.40%	8.742	357	82.74	605
9.000 - 9.499	399	89,706,593.33	9.08%	9.249	358	84.85	604
9.500 - 9.999	527	90,649,556.88	9.18%	9.745	357	84.63	591
10.000 -10.499	227	39,665,824.20	4.02%	10.209	358	82.97	583
10.500 -10.999	167	23,586,918.04	2.39%	10.717	358	80.67	575
11.000 -11.499	94	11,612,755.99	1.18%	11.217	358	83.02	580
11.500 -11.999	122	10,754,037.56	1.09%	11.744	358	86.13	591
12.000 -12.499	80	6,197,014.53	0.63%	12.171	355	84.01	584
12.500 -12.999	165	9,212,424.80	0.93%	12.648	357	99.26	663
13.000 -13.499	48	2,576,081.18	0.26%	13.198	355	99.48	608
13.500 -13.999	76	3,432,109.69	0.35%	13.592	356	99.97	607
14.000 -14.499	77	3,246,765.57	0.33%	14.152	353	99.82	593
14.500 -14.999	4	147,736.09	0.01%	14.662	357	100.00	611
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	11	2,863,869.63	0.29%	9.285	358	74.52	500
501 - 520	220	48,901,874.86	4.95%	9.444	357	72.90	511
521 - 540	218	53,647,987.51	5.43%	9.368	357	73.69	530
541 - 560	272	63,598,359.36	6.44%	8.828	357	74.12	551
561 - 580	380	87,979,798.33	8.91%	8.560	357	78.01	571
581 - 600	705	131,807,288.82	13.34%	8.519	357	82.39	590
601 - 620	680	146,439,818.80	14.83%	8.513	357	81.62	609
621 - 640	590	137,408,326.34	13.91%	8.269	357	84.84	630
641 - 660	515	131,016,639.25	13.26%	8.180	358	86.61	650
661 - 680	258	70,002,710.14	7.09%	7.955	357	86.75	670
681 - 700	179	48,220,752.12	4.88%	8.003	358	85.17	689
701 - 760	200	53,169,573.37	5.38%	7.798	358	88.64	725
761+	38	8,439,252.73	0.85%	8.220	358	87.44	779
None	23	4,252,994.42	0.43%	9.570	358	67.42	0
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	101	19,842,670.25	2.01%	8.055	356	40.61	585
50.00- 54.99	70	15,376,330.65	1.56%	8.157	355	52.38	593
55.00- 59.99	75	20,085,936.51	2.03%	7.909	357	57.82	589
60.00- 64.99	132	35,241,537.94	3.57%	8.061	357	62.38	586
65.00- 69.99	217	59,765,062.88	6.05%	8.187	357	67.21	580
70.00- 74.99	224	64,794,778.40	6.56%	8.023	357	71.85	593
75.00- 79.99	328	86,367,671.76	8.74%	8.328	357	76.87	588
80.00	873	204,554,202.08	20.71%	8.348	358	80.00	617
80.01- 84.99	95	26,662,937.80	2.70%	7.811	357	83.50	612
85.00- 89.99	352	101,884,347.90	10.31%	8.258	357	86.28	613
90.00- 94.99	576	149,574,716.21	15.14%	8.482	357	90.45	623
95.00- 99.99	475	104,198,944.89	10.55%	8.910	358	95.11	629
100.00	771	99,400,108.41	10.06%	9.454	358	100.00	662
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	99	19,416,340.51	1.97%	8.064	356	40.61	585
50.00- 54.99	70	15,376,330.65	1.56%	8.157	355	52.38	593
55.00- 59.99	74	19,951,313.69	2.02%	7.909	357	57.81	589
60.00- 64.99	130	35,010,995.37	3.54%	8.058	357	62.38	586
65.00- 69.99	216	59,273,206.49	6.00%	8.176	357	67.13	579
70.00- 74.99	220	63,904,798.14	6.47%	7.999	357	71.83	592
75.00- 79.99	313	83,154,175.02	8.42%	8.343	357	76.84	585
80.00	423	105,434,173.44	10.67%	8.573	357	80.00	582
80.01- 84.99	96	26,775,405.61	2.71%	7.829	357	83.46	612
85.00- 89.99	358	104,094,699.62	10.54%	8.249	357	85.99	614
90.00- 94.99	594	153,261,426.86	15.52%	8.480	357	90.10	625
95.00- 99.99	504	110,364,641.44	11.17%	8.863	358	94.17	631
100.00	1,192	191,731,738.84	19.41%	8.810	358	90.38	658
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	6	766,098.81	0.08%	8.863	178	57.06	619
240	3	323,633.86	0.03%	8.897	239	71.73	616
360	4,280	986,659,513.01	99.89%	8.454	358	82.07	614
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	6	766,098.81	0.08%	8.863	178	57.06	619
181-240	3	323,633.86	0.03%	8.897	239	71.73	616
301-360	4,280	986,659,513.01	99.89%	8.454	358	82.07	614
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	84	15,595,910.26	1.58%	8.842	357	79.66	606
20.01 -25.00	139	23,656,513.40	2.39%	8.707	358	80.03	605
25.01 -30.00	265	53,581,745.64	5.42%	8.479	358	81.08	610
30.01 -35.00	455	91,221,791.62	9.24%	8.549	357	80.29	609
35.01 -40.00	588	126,404,519.19	12.80%	8.524	358	82.62	616
40.01 -45.00	841	199,584,232.93	20.21%	8.494	357	82.60	614
45.01 -50.00	982	248,992,821.98	25.21%	8.418	357	82.98	614
50.01 -55.00	649	169,170,347.12	17.13%	8.286	357	81.41	608
55.01 -60.00	134	34,157,299.68	3.46%	8.239	356	81.44	610
None	152	25,384,063.86	2.57%	8.689	356	82.51	703
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,322	871,047,400.10	88.19%	8.340	358	81.76	614
Fixed Rate	967	116,701,845.58	11.81%	9.305	356	84.18	617
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/13 6 MO LIBOR	1	201,764.62	0.02%	7.450	178	46.03	596
2/28 6 MO LIBOR	1,680	358,114,754.33	36.26%	8.928	358	80.13	595
2/28 6 MO LIBOR 40/30 Balloon	754	229,452,396.35	23.23%	8.154	357	81.88	606
2/28 6 MO LIBOR 50/30 Balloon	68	21,081,169.81	2.13%	8.149	359	93.98	644
2/28 6 MO LIBOR IO	384	138,155,673.14	13.99%	7.579	357	84.87	643
3/27 6 MO LIBOR	61	12,998,692.37	1.32%	8.754	358	79.62	605
3/27 6 MO LIBOR 40/30 Balloon	45	11,066,271.35	1.12%	8.146	357	84.82	621
3/27 6 MO LIBOR 50/30 Balloon	1	225,004.54	0.02%	6.400	359	100.00	645
3/27 6 MO LIBOR IO	28	7,834,330.00	0.79%	7.339	358	81.78	677
5/25 6 MO LIBOR	116	28,796,444.29	2.92%	8.337	358	80.91	642
5/25 6 MO LIBOR 40/30 Balloon	64	18,507,961.14	1.87%	7.464	357	77.71	626
5/25 6 MO LIBOR 50/30 Balloon	5	1,247,549.50	0.13%	7.601	359	93.02	660
5/25 6 MO LIBOR IO	115	43,365,388.66	4.39%	7.505	358	80.64	668
Fixed Rate 15 Yr	4	484,649.02	0.05%	8.903	178	61.36	634
Fixed Rate 15 Yr Rate Reduction	1	79,685.17	0.01%	12.200	178	58.82	585
Fixed Rate 20 Yr	3	323,633.86	0.03%	8.897	239	71.73	616
Fixed Rate 30 Yr	865	84,686,745.32	8.57%	9.893	358	84.98	612
Fixed Rate 30 Yr IO	20	8,987,208.33	0.91%	7.046	358	80.89	653
Fixed Rate 30 Yr Rate Reduction	5	688,555.02	0.07%	10.378	359	70.90	552
Fixed Rate 40/30 Balloon	60	18,133,193.01	1.84%	7.998	358	83.32	619
Fixed Rate 50/30 Balloon	9	3,318,175.85	0.34%	7.358	359	85.25	642
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	3,742	789,406,645.55	79.92%	8.687	357	81.65	605
I/O Term: 60 months	443	160,935,098.05	16.29%	7.532	357	84.16	649
I/O Term: 120 months	104	37,407,502.08	3.79%	7.519	358	81.44	656
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,388	273,703,049.26	27.71%	8.891	357	81.21	615
Prepay Penalty: 12 months	233	84,987,823.57	8.60%	8.287	358	79.15	615
Prepay Penalty: 24 months	2,127	494,514,081.32	50.06%	8.382	357	83.14	609
Prepay Penalty: 30 months	8	2,561,902.19	0.26%	8.355	358	82.76	597
Prepay Penalty: 36 months	533	131,982,389.34	13.36%	7.927	357	81.53	634
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,702	958,932,172.47	97.08%	8.338	357	81.52	614
Second Lien	587	28,817,073.21	2.92%	12.320	356	99.55	640
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	116	29,159,723.41	2.95%	8.666	358	86.44	607
Full Documentation	2,535	507,731,912.87	51.40%	8.408	357	83.19	605
Lite Documentation	79	13,540,425.15	1.37%	8.713	358	83.45	668
No Documentation	151	25,270,187.45	2.56%	8.688	356	82.45	704
Stated Income Documentation	1,408	412,046,996.80	41.72%	8.474	357	80.26	619
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,301	628,078,230.91	63.59%	8.250	357	78.88	603
Purchase	1,642	278,222,349.81	28.17%	8.950	358	88.62	642
Rate/Term Refinance	346	81,448,664.96	8.25%	8.332	358	84.02	608
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	77	30,597,779.34	3.10%	8.109	358	80.46	632
2-4 Units Detached	234	62,365,243.02	6.31%	8.658	358	81.79	631
Condo Conversion Attached	7	1,334,535.97	0.14%	7.961	358	90.15	669
Condo High-Rise Attached	22	8,916,160.68	0.90%	8.665	358	80.06	639
Condo Low-Rise Attached	168	36,926,215.72	3.74%	8.548	358	82.73	628
Condo Low-Rise Detached	2	418,364.50	0.04%	6.866	358	95.89	679
Condotel Attached	3	1,342,913.04	0.14%	6.458	358	88.72	742
PUD Attached	74	14,147,126.80	1.43%	8.570	358	82.45	616
PUD Detached	451	102,106,384.61	10.34%	8.657	357	85.33	614
Single Family Attached	116	19,025,719.18	1.93%	8.764	356	80.65	617
Single Family Detached	3,135	710,568,802.82	71.94%	8.409	357	81.65	611
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	480	93,634,236.44	9.48%	9.125	358	83.84	641
Primary	3,746	875,781,317.68	88.66%	8.379	357	81.90	611
Second Home	63	18,333,691.56	1.86%	8.642	356	80.02	639
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	248	64,112,386.78	6.49%	8.539	357	75.76	566
AA	515	133,151,745.79	13.48%	8.591	357	80.08	580
AA+	2,907	673,406,653.29	68.18%	8.290	357	84.23	627
AAA	245	35,878,547.93	3.63%	8.563	358	81.66	704
B	230	54,701,584.89	5.54%	9.258	358	74.38	556
C	103	19,596,422.03	1.98%	9.707	358	69.79	562
CC	41	6,901,904.97	0.70%	10.576	356	62.85	561
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	25	2,920,291.43	0.30%	9.187	358	86.45	605
Alaska	2	1,291,147.10	0.13%	6.755	357	71.25	605
Arizona	127	25,177,734.41	2.55%	8.387	357	81.50	608
Arkansas	5	540,123.96	0.05%	8.603	357	85.61	639
California	644	244,912,003.56	24.79%	7.794	357	83.22	624
Colorado	77	16,056,817.31	1.63%	8.540	358	87.13	619
Connecticut	83	16,663,135.99	1.69%	8.743	358	83.28	610
Delaware	8	1,109,491.47	0.11%	9.336	358	78.30	604
District of Columbia	8	1,912,806.00	0.19%	8.226	358	69.25	601
Florida	574	116,185,062.51	11.76%	8.702	357	79.65	615
Georgia	143	21,516,198.37	2.18%	9.229	358	85.94	623
Hawaii	31	15,593,742.87	1.58%	7.104	357	81.49	647
Idaho	21	4,502,420.09	0.46%	8.274	357	79.33	602
Illinois	118	23,658,098.51	2.40%	9.161	358	81.99	592
Indiana	46	5,568,891.48	0.56%	9.657	358	90.83	618
Iowa	16	1,551,490.49	0.16%	10.125	357	87.79	603
Kansas	8	1,185,367.05	0.12%	9.791	358	91.90	614
Kentucky	25	3,352,816.49	0.34%	9.240	358	85.92	596
Louisiana	28	4,725,956.12	0.48%	9.010	357	85.09	597
Maine	31	5,115,788.76	0.52%	8.623	358	78.23	621
Maryland	86	19,715,841.16	2.00%	8.610	357	79.14	592
Massachusetts	154	46,323,474.85	4.69%	8.397	358	78.26	618
Michigan	132	17,174,972.92	1.74%	9.603	358	87.60	601
Minnesota	44	7,393,272.90	0.75%	8.575	358	81.18	626
Mississippi	9	1,161,917.73	0.12%	9.139	358	91.85	595
Missouri	47	5,784,024.90	0.59%	9.597	355	84.18	603
Montana	2	409,737.91	0.04%	7.686	358	71.84	665
Nebraska	2	163,507.28	0.02%	9.708	358	95.87	648
Nevada	73	17,443,524.15	1.77%	8.190	358	81.92	613
New Hampshire	31	6,736,852.27	0.68%	8.294	358	83.09	643
New Jersey	185	51,989,557.61	5.26%	8.744	357	78.53	603
New York	250	89,879,260.65	9.10%	8.184	357	79.43	620
North Carolina	89	16,083,509.27	1.63%	8.914	358	83.32	613
North Dakota	2	235,830.67	0.02%	9.941	358	92.88	674
Ohio	90	11,308,279.97	1.14%	9.633	358	86.61	606
Oklahoma	24	2,911,680.01	0.29%	9.329	358	91.88	624
Oregon	61	15,532,692.38	1.57%	8.136	358	79.99	605
Pennsylvania	128	19,892,562.51	2.01%	9.065	357	83.70	595
Rhode Island	16	4,713,559.52	0.48%	8.739	357	81.90	608
South Carolina	38	8,927,364.74	0.90%	8.610	358	81.37	639
South Dakota	3	314,365.67	0.03%	10.787	358	95.47	625
Tennessee	41	4,111,038.99	0.42%	9.295	358	85.37	613
Texas	417	53,034,340.64	5.37%	9.238	358	85.86	602
Utah	38	7,087,934.92	0.72%	8.344	358	86.43	626
Vermont	16	2,930,712.16	0.30%	8.697	357	70.84	599
Virginia	146	29,280,664.08	2.96%	8.835	356	80.03	599
Washington	100	27,206,037.01	2.75%	8.056	357	83.38	606
Wisconsin	39	5,341,376.70	0.54%	9.302	358	86.44	601
Wyoming	6	1,121,968.14	0.11%	9.955	358	92.15	621
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	3,800	880,456,173.85	89.14%	8.491	357	82.34	610
Silent 2nd	489	107,293,071.83	10.86%	8.154	358	79.68	653
Total	4,289	987,749,245.68	100.00%	8.454	357	82.05	614

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	95	23,740,027.95	2.73%	7.789	358	77.85	705
3.000 - 3.499	4	1,051,773.01	0.12%	6.739	357	77.26	704
3.500 - 3.999	3	623,405.63	0.07%	7.651	359	80.00	682
4.000 - 4.499	3	725,138.27	0.08%	9.276	358	76.38	657
4.500 - 4.999	7	1,855,391.26	0.21%	7.375	357	83.02	632
5.000 - 5.499	94	19,893,121.63	2.28%	8.829	357	82.42	614
5.500 - 5.999	572	175,175,364.24	20.11%	7.923	357	79.47	610
6.000 - 6.499	2,238	572,475,421.22	65.72%	8.370	358	83.47	617
6.500 - 6.999	170	44,192,443.31	5.07%	9.143	358	74.47	560
7.000 - 7.499	91	19,617,275.55	2.25%	9.259	357	75.77	583
7.500 - 7.999	36	9,000,887.70	1.03%	9.046	356	77.74	568
8.000 - 8.499	6	1,751,082.52	0.20%	9.266	357	78.59	576
8.500 - 8.999	2	779,866.86	0.09%	9.341	357	67.87	532
9.000 - 9.499	1	166,200.95	0.02%	9.990	356	90.00	660
Total	3,322	871,047,400.10	100.00%	8.340	358	81.76	614

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	93	23,433,248.50	2.69%	7.780	358	77.90	705
3.000 - 3.499	3	635,523.01	0.07%	6.978	358	78.73	736
3.500 - 3.999	3	623,405.63	0.07%	7.651	359	80.00	682
4.000 - 4.499	3	725,138.27	0.08%	9.276	358	76.38	657
4.500 - 4.999	5	1,008,837.27	0.12%	7.018	358	76.12	644
5.000 - 5.499	83	16,540,087.03	1.90%	9.102	358	82.63	606
5.500 - 5.999	473	144,872,237.41	16.63%	7.869	357	78.17	610
6.000 - 6.499	2,143	548,240,961.76	62.94%	8.361	358	83.57	617
6.500 - 6.999	156	42,936,955.83	4.93%	8.872	357	73.98	568
7.000 - 7.499	83	19,457,517.00	2.23%	8.812	357	76.44	595
7.500 - 7.999	62	18,503,749.25	2.12%	7.826	356	82.41	612
8.000 - 8.499	49	18,646,196.95	2.14%	8.282	356	82.61	607
8.500 - 8.999	50	12,849,962.59	1.48%	8.710	356	81.90	584
9.000 - 9.499	36	7,833,496.53	0.90%	9.291	356	84.99	605
9.500 - 9.999	36	7,961,940.40	0.91%	9.692	357	80.93	578
10.000 -10.499	23	3,978,330.86	0.46%	10.224	356	83.82	562
10.500 -10.999	15	1,954,417.06	0.22%	10.755	356	79.33	545
11.000 -11.499	2	317,595.55	0.04%	11.062	356	90.89	628
11.500 -11.999	3	423,506.74	0.05%	11.716	357	75.65	575
12.000 -12.499	1	104,292.46	0.01%	12.300	353	95.00	559
Total	3,322	871,047,400.10	100.00%	8.340	358	81.76	614

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	1	827,103.09	0.09%	6.890	355	85.00	690
10.000 -10.499	3	793,999.91	0.09%	7.302	357	73.47	580
10.500 -10.999	4	1,085,546.57	0.12%	7.715	357	70.15	596
11.000 -11.499	4	748,732.75	0.09%	7.309	356	73.06	627
11.500 -11.999	46	16,175,905.40	1.86%	6.089	358	75.74	647
12.000 -12.499	83	32,199,410.60	3.70%	6.304	357	80.48	652
12.500 -12.999	219	77,815,401.00	8.93%	6.782	358	78.82	642
13.000 -13.499	264	79,533,259.80	9.13%	7.272	357	79.51	635
13.500 -13.999	485	151,699,085.89	17.42%	7.756	357	80.51	620
14.000 -14.499	455	133,445,539.97	15.32%	8.239	357	82.56	614
14.500 -14.999	514	136,891,798.89	15.72%	8.730	358	82.92	606
15.000 -15.499	371	83,009,603.79	9.53%	9.227	358	85.32	605
15.500 -15.999	381	82,462,741.35	9.47%	9.702	358	84.12	590
16.000 -16.499	183	34,376,101.53	3.95%	10.187	358	83.41	585
16.500 -16.999	127	19,773,815.29	2.27%	10.702	358	78.80	566
17.000 -17.499	74	9,464,591.68	1.09%	11.151	358	81.61	567
17.500 -17.999	80	7,688,313.73	0.88%	11.749	358	84.23	578
18.000 -18.499	27	2,987,466.52	0.34%	12.162	358	78.23	549
18.500 -18.999	1	68,982.34	0.01%	12.500	359	100.00	653
Total	3,322	871,047,400.10	100.00%	8.340	358	81.76	614

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	3,322	871,047,400.10	100.00%	8.340	358	81.76	614
Total	3,322	871,047,400.10	100.00%	8.340	358	81.76	614

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3,320	869,544,442.58	99.83%	8.340	358	81.77	614
1.500	2	1,502,957.52	0.17%	8.350	357	74.33	587
Total	3,322	871,047,400.10	100.00%	8.340	358	81.76	614

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/08	1	104,146.35	0.01%	10.350	352	95.00	582
09/01/08	14	4,045,794.74	0.46%	8.847	353	97.49	648
10/01/08	10	2,243,292.49	0.26%	8.795	354	95.35	627
11/01/08	29	9,774,706.40	1.12%	7.788	355	81.49	582
12/01/08	250	77,179,801.25	8.86%	8.264	356	78.52	587
01/01/09	790	223,509,937.79	25.66%	8.260	357	79.49	595
02/01/09	1,393	343,368,651.28	39.42%	8.457	358	81.75	616
03/01/09	400	86,779,427.95	9.96%	8.851	359	90.92	636
09/01/09	1	104,900.04	0.01%	10.750	353	94.59	589
11/01/09	3	531,593.17	0.06%	8.739	355	85.57	587
12/01/09	3	748,119.68	0.09%	8.049	356	75.05	577
01/01/10	41	10,108,494.81	1.16%	8.060	357	77.67	609
02/01/10	65	15,230,200.49	1.75%	8.312	358	83.71	634
03/01/10	22	5,400,990.07	0.62%	7.964	359	86.11	661
12/01/10	1	158,027.58	0.02%	7.550	344	88.89	711
09/01/11	1	169,256.10	0.02%	8.450	353	100.00	693
10/01/11	3	376,583.61	0.04%	8.522	354	89.28	655
11/01/11	4	2,833,603.09	0.33%	7.672	355	87.97	640
12/01/11	25	8,343,039.26	0.96%	7.907	356	73.18	604
01/01/12	68	20,251,238.04	2.32%	7.476	357	77.94	630
02/01/12	144	44,234,298.99	5.08%	7.755	358	79.99	660
03/01/12	54	15,551,296.92	1.79%	8.050	359	86.19	681
Total	3,322	871,047,400.10	100.00%	8.340	358	81.76	614

Group I Initial Mortgage Loan Statistics

As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$513,655,256	$18,136	$727,585
Average Scheduled Principal Balance	$197,408
Number of Mortgage Loans	2,602

Weighted Average Gross Coupon	8.595%	5.000%	14.850%
Weighted Average FICO Score	602	500	808
Weighted Average Combined Original LTV	80.39%	18.12%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	81.33%	18.12%	100.00%
Weighted Average Debt-to-Income	42.34%	6.78%	59.92%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	178 months	359 months
Weighted Average Seasoning	2 months	1 months	7 months

Weighted Average Gross Margin	6.012%	2.750%	9.490%
Weighted Average Minimum Interest Rate	6.246%	2.750%	12.300%
Weighted Average Maximum Interest Rate	14.494%	10.120%	18.350%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.500%
Weighted Average Months to Roll	25 months	17 months	59 months

Maturity Date		Feb 1 2022	Mar 1 2037
Maximum Zip Code Concentration	0.34%	11236

ARM	89.15%
Fixed Rate	10.85%

2/13 6 MO LIBOR	0.04%
2/28 6 MO LIBOR	43.88%
2/28 6 MO LIBOR 40/30 Balloon	22.88%
2/28 6 MO LIBOR 50/30 Balloon	1.53%
2/28 6 MO LIBOR IO	9.82%
3/27 6 MO LIBOR	1.70%
3/27 6 MO LIBOR 40/30 Balloon	1.33%
3/27 6 MO LIBOR IO	0.69%
5/25 6 MO LIBOR	2.89%
5/25 6 MO LIBOR 40/30 Balloon	2.01%
5/25 6 MO LIBOR 50/30 Balloon	0.09%
5/25 6 MO LIBOR IO	2.30%
Fixed Rate 15 Yr	0.05%
Fixed Rate 20 Yr	0.02%
Fixed Rate 30 Yr	8.29%
Fixed Rate 30 Yr IO	0.49%
Fixed Rate 30 Yr Rate Reduction	0.12%
Fixed Rate 40/30 Balloon	1.63%
Fixed Rate 50/30 Balloon	0.26%

Interest Only	13.30%
Not Interest Only	86.70%

Prepay Penalty: 0 months	29.29%
Prepay Penalty: 12 months	7.49%
Prepay Penalty: 24 months	50.55%
Prepay Penalty: 30 months	0.24%
Prepay Penalty: 36 months	12.44%

First Lien	98.54%
Second Lien	1.46%

Business Bank Statements	2.63%
Full Documentation	55.52%
Lite Documentation	1.04%
No Documentation	1.00%
Stated Income Documentation	39.80%

Cash Out Refinance	75.64%
Purchase	13.56%
Rate/Term Refinance	10.80%

2-4 Units Attached	3.13%
2-4 Units Detached	8.44%
Condo High-Rise Attached	0.42%
Condo Low-Rise Attached	3.62%
PUD Attached	1.70%
PUD Detached	8.18%
Single Family Attached	2.18%
Single Family Detached	72.33%

Non-owner	13.71%
Primary	84.67%
Second Home	1.62%

Top 5 States:
California	17.79%
Florida	11.22%
New York	7.87%
New Jersey	6.57%
Massachusetts	4.94%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	161	5,491,634.66	1.07%	12.412	356	98.89	615
50,000.01 - 100,000.00	271	21,039,982.19	4.10%	10.548	357	82.37	619
100,000.01 - 150,000.00	569	71,414,578.90	13.90%	9.332	358	79.76	593
150,000.01 - 200,000.00	478	83,646,540.08	16.28%	8.788	358	77.95	591
200,000.01 - 250,000.00	391	87,797,925.31	17.09%	8.486	357	79.37	599
250,000.01 - 300,000.00	281	77,214,209.74	15.03%	8.285	358	79.64	605
300,000.01 - 350,000.00	216	70,345,488.94	13.70%	8.108	357	81.47	605
350,000.01 - 400,000.00	145	54,557,261.54	10.62%	7.908	357	81.47	608
400,000.01 - 450,000.00	52	21,606,250.74	4.21%	8.046	357	82.95	604
450,000.01 - 500,000.00	12	5,710,008.84	1.11%	8.051	357	81.32	638
500,000.01 - 550,000.00	15	7,866,325.03	1.53%	7.789	357	85.36	634
550,000.01 - 600,000.00	4	2,314,570.67	0.45%	7.650	357	82.89	621
600,000.01 - 650,000.00	3	1,886,444.31	0.37%	8.291	358	80.91	605
650,000.01 - 700,000.00	3	2,036,450.08	0.40%	7.709	358	88.29	689
700,000.01 - 750,000.00	1	727,584.51	0.14%	8.900	358	72.84	583
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	235,240.42	0.05%	5.000	357	65.00	670
5.500 - 5.999	23	6,927,223.62	1.35%	5.854	357	74.49	640
6.000 - 6.499	43	12,689,692.66	2.47%	6.237	357	76.51	634
6.500 - 6.999	129	35,943,086.60	7.00%	6.790	358	76.85	637
7.000 - 7.499	187	49,609,853.49	9.66%	7.268	357	78.25	622
7.500 - 7.999	330	82,695,654.62	16.10%	7.778	357	79.11	607
8.000 - 8.499	311	72,073,920.02	14.03%	8.251	357	80.22	602
8.500 - 8.999	376	78,216,299.69	15.23%	8.734	358	80.38	596
9.000 - 9.499	269	51,929,320.84	10.11%	9.250	358	83.96	598
9.500 - 9.999	326	54,302,887.79	10.57%	9.742	358	82.82	586
10.000 -10.499	160	25,174,536.01	4.90%	10.215	358	81.49	577
10.500 -10.999	127	18,155,919.12	3.53%	10.715	358	78.77	570
11.000 -11.499	71	9,330,836.66	1.82%	11.212	358	81.68	574
11.500 -11.999	74	6,742,321.98	1.31%	11.750	358	84.30	586
12.000 -12.499	52	4,832,501.84	0.94%	12.170	358	80.35	567
12.500 -12.999	35	1,351,219.06	0.26%	12.699	357	99.20	642
13.000 -13.499	18	768,600.37	0.15%	13.227	355	98.27	606
13.500 -13.999	33	1,286,246.77	0.25%	13.626	356	100.00	604
14.000 -14.499	35	1,326,427.03	0.26%	14.135	355	99.75	591
14.500 -14.999	2	63,466.95	0.01%	14.746	357	100.00	610
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	4	950,911.02	0.19%	9.795	358	73.49	500
501 - 520	174	35,059,114.20	6.83%	9.514	357	72.70	510
521 - 540	173	36,131,468.24	7.03%	9.429	357	73.50	530
541 - 560	213	44,987,194.49	8.76%	8.995	357	73.69	551
561 - 580	275	56,055,850.69	10.91%	8.543	357	75.78	571
581 - 600	437	78,935,727.51	15.37%	8.451	357	81.32	590
601 - 620	386	69,389,612.65	13.51%	8.604	358	82.10	610
621 - 640	338	63,751,878.82	12.41%	8.357	357	83.27	631
641 - 660	296	63,519,072.77	12.37%	8.157	358	85.83	650
661 - 680	132	28,148,879.93	5.48%	8.155	356	86.91	670
681 - 700	69	13,905,093.51	2.71%	8.106	358	86.58	689
701 - 760	76	17,342,467.90	3.38%	7.994	358	87.89	726
761+	8	1,580,940.63	0.31%	8.968	358	90.96	779
None	21	3,897,043.18	0.76%	9.635	358	66.68	0
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	83	14,746,546.21	2.87%	8.357	355	40.75	576
50.00- 54.99	57	10,800,118.83	2.10%	8.428	354	52.09	585
55.00- 59.99	59	12,339,695.11	2.40%	8.136	358	57.82	580
60.00- 64.99	101	21,418,847.30	4.17%	8.059	358	62.30	579
65.00- 69.99	163	35,920,778.41	6.99%	8.474	357	67.10	572
70.00- 74.99	159	36,086,422.81	7.03%	8.378	357	72.00	579
75.00- 79.99	241	52,739,192.11	10.27%	8.429	357	76.86	583
80.00	460	91,225,983.86	17.76%	8.557	358	80.00	597
80.01- 84.99	70	16,040,399.10	3.12%	8.126	357	83.19	610
85.00- 89.99	249	56,687,916.35	11.04%	8.409	357	86.25	604
90.00- 94.99	400	84,584,319.33	16.47%	8.718	357	90.45	620
95.00- 99.99	291	52,828,569.83	10.28%	9.065	358	95.07	628
100.00	269	28,236,466.29	5.50%	9.641	358	100.00	659
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	82	14,511,921.33	2.83%	8.377	355	40.67	576
50.00- 54.99	57	10,800,118.83	2.10%	8.428	354	52.09	585
55.00- 59.99	58	12,205,072.29	2.38%	8.139	358	57.81	580
60.00- 64.99	100	21,269,238.31	4.14%	8.063	358	62.30	579
65.00- 69.99	164	35,886,172.02	6.99%	8.449	357	66.97	572
70.00- 74.99	159	35,926,392.86	6.99%	8.358	357	71.96	580
75.00- 79.99	234	51,656,511.51	10.06%	8.433	357	76.87	581
80.00	318	67,855,132.26	13.21%	8.680	357	80.00	580
80.01- 84.99	71	16,152,866.91	3.14%	8.153	357	83.13	610
85.00- 89.99	252	57,876,046.89	11.27%	8.409	357	85.89	604
90.00- 94.99	408	86,042,512.45	16.75%	8.710	357	90.27	620
95.00- 99.99	305	55,485,831.48	10.80%	9.050	358	94.33	629
100.00	394	47,987,438.40	9.34%	9.031	358	91.81	652
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	2	450,230.36	0.09%	7.919	178	48.50	632
240	1	85,324.26	0.02%	8.450	238	80.00	581
360	2,599	513,119,700.92	99.90%	8.596	358	80.42	602
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	2	450,230.36	0.09%	7.919	178	48.50	632
181-240	1	85,324.26	0.02%	8.450	238	80.00	581
301-360	2,599	513,119,700.92	99.90%	8.596	358	80.42	602
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	51	9,478,872.82	1.85%	9.001	358	80.96	606
20.01 -25.00	91	16,975,023.82	3.30%	8.710	358	77.41	599
25.01 -30.00	165	29,232,823.27	5.69%	8.706	358	79.19	600
30.01 -35.00	288	51,221,821.00	9.97%	8.756	357	79.18	599
35.01 -40.00	359	68,895,751.51	13.41%	8.588	358	80.96	606
40.01 -45.00	515	102,816,076.67	20.02%	8.564	357	80.45	604
45.01 -50.00	606	122,473,074.73	23.84%	8.604	357	81.38	601
50.01 -55.00	412	87,621,198.22	17.06%	8.517	358	80.52	597
55.01 -60.00	88	19,692,890.06	3.83%	8.381	356	79.61	604
None	27	5,247,723.44	1.02%	7.900	349	76.29	680
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,163	457,937,689.95	89.15%	8.515	357	80.28	602
Fixed Rate	439	55,717,565.59	10.85%	9.251	357	81.26	599
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/13 6 MO LIBOR	1	201,764.62	0.04%	7.450	178	46.03	596
2/28 6 MO LIBOR	1,197	225,375,663.48	43.88%	9.012	358	79.34	592
2/28 6 MO LIBOR 40/30 Balloon	493	117,530,343.39	22.88%	8.193	357	80.07	595
2/28 6 MO LIBOR 50/30 Balloon	34	7,834,887.05	1.53%	8.165	359	93.51	623
2/28 6 MO LIBOR IO	183	50,427,575.64	9.82%	7.611	357	83.20	630
3/27 6 MO LIBOR	46	8,713,376.88	1.70%	8.869	358	78.12	602
3/27 6 MO LIBOR 40/30 Balloon	33	6,836,753.73	1.33%	8.278	357	83.92	610
3/27 6 MO LIBOR IO	13	3,560,142.00	0.69%	7.068	358	79.36	659
5/25 6 MO LIBOR	72	14,860,701.98	2.89%	8.485	358	79.98	630
5/25 6 MO LIBOR 40/30 Balloon	43	10,334,752.00	2.01%	7.583	357	76.62	620
5/25 6 MO LIBOR 50/30 Balloon	3	452,685.83	0.09%	7.850	359	80.77	645
5/25 6 MO LIBOR IO	45	11,809,043.35	2.30%	7.533	358	83.02	664
Fixed Rate 15 Yr	1	248,465.74	0.05%	8.300	178	50.51	662
Fixed Rate 20 Yr	1	85,324.26	0.02%	8.450	238	80.00	581
Fixed Rate 30 Yr	386	42,565,377.62	8.29%	9.627	358	81.28	595
Fixed Rate 30 Yr IO	9	2,494,143.92	0.49%	7.119	358	77.61	621
Fixed Rate 30 Yr Rate Reduction	4	600,209.95	0.12%	10.190	359	71.77	532
Fixed Rate 40/30 Balloon	33	8,396,374.35	1.63%	8.305	358	83.66	612
Fixed Rate 50/30 Balloon	5	1,327,669.75	0.26%	6.980	359	82.31	646
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	2,352	445,364,350.63	86.70%	8.755	357	80.02	597
I/O Term: 60 months	203	55,217,532.17	10.75%	7.630	357	83.64	636
I/O Term: 120 months	47	13,073,372.74	2.55%	7.221	357	79.06	643
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	833	150,438,581.18	29.29%	8.952	357	79.08	601
Prepay Penalty: 12 months	134	38,492,305.14	7.49%	8.456	357	77.34	605
Prepay Penalty: 24 months	1,320	259,630,337.64	50.55%	8.490	357	81.24	599
Prepay Penalty: 30 months	5	1,211,102.43	0.24%	8.757	358	79.39	563
Prepay Penalty: 36 months	310	63,882,929.15	12.44%	8.261	357	81.86	617
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,411	506,169,567.17	98.54%	8.538	357	80.11	602
Second Lien	191	7,485,688.37	1.46%	12.446	356	99.41	622
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	63	13,509,438.95	2.63%	8.759	358	84.90	611
Full Documentation	1,583	285,198,075.44	55.52%	8.527	357	82.10	596
Lite Documentation	31	5,361,645.40	1.04%	8.620	358	81.48	648
No Documentation	26	5,133,847.03	1.00%	7.876	349	75.87	682
Stated Income Documentation	899	204,452,248.72	39.80%	8.697	357	77.79	607
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,765	388,511,900.71	75.64%	8.447	357	78.44	597
Purchase	555	69,659,896.81	13.56%	9.420	358	89.12	636
Rate/Term Refinance	282	55,483,458.02	10.80%	8.594	358	83.09	600
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	43	16,059,127.73	3.13%	8.012	357	77.65	616
2-4 Units Detached	174	43,359,018.76	8.44%	8.808	358	79.53	623
Condo High-Rise Attached	6	2,179,564.85	0.42%	8.398	357	85.16	630
Condo Low-Rise Attached	92	18,592,462.92	3.62%	8.433	358	80.30	616
PUD Attached	46	8,710,664.51	1.70%	8.615	358	81.31	608
PUD Detached	196	41,992,819.72	8.18%	8.628	358	82.91	599
Single Family Attached	76	11,214,406.48	2.18%	9.169	358	77.39	600
Single Family Detached	1,969	371,547,190.57	72.33%	8.583	357	80.37	599
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	373	70,445,875.08	13.71%	9.243	358	84.98	640
Primary	2,192	434,889,600.52	84.67%	8.489	357	79.58	595
Second Home	37	8,319,779.94	1.62%	8.647	357	83.76	626
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	190	41,768,187.15	8.13%	8.671	357	75.32	566
AA	388	85,703,867.14	16.69%	8.678	357	79.61	573
AA+	1,661	317,113,755.06	61.74%	8.392	357	83.01	620
AAA	60	9,103,411.37	1.77%	7.998	358	78.19	693
B	182	36,859,950.13	7.18%	9.392	358	73.70	553
C	86	17,156,321.63	3.34%	9.669	358	69.85	564
CC	35	5,949,763.06	1.16%	10.542	358	62.67	561
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	16	2,081,857.07	0.41%	9.230	358	87.15	612
Alaska	1	467,023.77	0.09%	8.440	356	85.00	559
Arizona	73	14,396,136.10	2.80%	8.370	357	80.18	602
Arkansas	3	300,715.01	0.06%	9.170	358	90.08	621
California	314	91,367,844.55	17.79%	7.803	357	77.62	603
Colorado	51	8,517,838.16	1.66%	8.670	357	87.20	617
Connecticut	68	12,530,436.37	2.44%	8.783	358	82.56	605
Delaware	8	1,109,491.47	0.22%	9.336	358	78.30	604
District of Columbia	6	959,454.35	0.19%	8.341	357	59.17	600
Florida	300	57,619,216.30	11.22%	8.765	358	78.83	598
Georgia	89	11,891,590.43	2.32%	9.366	358	86.72	612
Hawaii	17	6,661,995.98	1.30%	7.160	357	84.54	634
Idaho	12	2,072,557.39	0.40%	8.197	358	76.78	604
Illinois	90	15,287,185.41	2.98%	9.189	358	82.87	593
Indiana	32	3,823,835.99	0.74%	9.572	358	89.13	603
Iowa	13	1,252,365.81	0.24%	10.019	357	87.95	609
Kansas	4	536,963.23	0.10%	9.633	358	88.76	614
Kentucky	19	2,503,136.37	0.49%	9.444	358	84.88	586
Louisiana	18	2,635,967.78	0.51%	9.336	357	80.79	584
Maine	19	3,334,202.64	0.65%	8.787	358	77.66	617
Maryland	56	12,938,047.95	2.52%	8.494	357	78.72	582
Massachusetts	110	25,394,556.86	4.94%	8.434	358	76.77	611
Michigan	100	13,536,397.65	2.64%	9.506	358	87.07	601
Minnesota	33	5,321,762.72	1.04%	8.949	358	85.62	606
Mississippi	4	660,614.14	0.13%	9.293	358	92.85	570
Missouri	30	3,977,405.76	0.77%	9.429	357	83.39	597
Montana	2	409,737.91	0.08%	7.686	358	71.84	665
Nebraska	2	163,507.28	0.03%	9.708	358	95.87	648
Nevada	48	11,728,947.65	2.28%	8.128	358	81.74	594
New Hampshire	21	4,217,782.85	0.82%	8.712	357	87.45	635
New Jersey	134	33,741,996.16	6.57%	8.752	357	75.94	596
New York	144	40,399,716.69	7.87%	8.375	357	75.97	603
North Carolina	63	9,505,353.05	1.85%	9.189	358	83.62	608
North Dakota	1	151,874.68	0.03%	10.350	358	100.00	712
Ohio	57	7,370,215.95	1.43%	9.640	358	86.82	607
Oklahoma	11	1,709,224.18	0.33%	8.983	358	93.55	626
Oregon	41	8,518,364.82	1.66%	8.218	358	80.81	601
Pennsylvania	87	13,963,315.94	2.72%	9.123	358	83.30	594
Rhode Island	12	3,269,912.81	0.64%	8.640	357	85.43	625
South Carolina	25	4,177,035.84	0.81%	9.031	358	82.39	606
South Dakota	1	29,567.68	0.01%	13.300	355	100.00	613
Tennessee	29	2,697,566.06	0.53%	9.532	358	85.65	603
Texas	186	22,992,501.76	4.48%	9.351	357	85.13	593
Utah	25	4,748,687.67	0.92%	8.207	358	87.04	628
Vermont	12	2,032,881.27	0.40%	9.072	357	67.24	608
Virginia	108	17,894,323.15	3.48%	8.780	355	79.07	598
Washington	73	18,151,300.70	3.53%	8.173	357	82.33	602
Wisconsin	31	4,138,586.59	0.81%	9.324	358	86.58	602
Wyoming	3	464,255.59	0.09%	8.759	358	81.03	601
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,442	487,068,078.78	94.82%	8.612	357	80.46	600
Silent 2nd	160	26,587,176.76	5.18%	8.283	358	79.11	639
Total	2,602	513,655,255.54	100.00%	8.595	357	80.39	602

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	30	5,915,159.41	1.29%	7.784	358	77.81	695
3.000 - 3.499	2	607,249.00	0.13%	6.532	357	75.25	677
3.500 - 3.999	1	255,819.31	0.06%	7.750	359	80.00	658
4.000 - 4.499	1	203,888.27	0.04%	12.220	358	75.00	523
4.500 - 4.999	4	929,846.44	0.20%	6.786	358	82.12	639
5.000 - 5.499	69	12,363,649.32	2.70%	9.073	358	81.90	598
5.500 - 5.999	399	97,289,914.12	21.25%	8.094	357	79.46	603
6.000 - 6.499	1,413	287,886,699.87	62.87%	8.530	358	81.77	607
6.500 - 6.999	133	29,729,501.15	6.49%	9.150	358	73.01	557
7.000 - 7.499	74	14,603,394.21	3.19%	9.370	357	72.97	574
7.500 - 7.999	31	6,982,170.52	1.52%	9.111	357	76.86	570
8.000 - 8.499	5	1,004,197.38	0.22%	9.100	356	73.83	551
9.000 - 9.499	1	166,200.95	0.04%	9.990	356	90.00	660
Total	2,163	457,937,689.95	100.00%	8.515	357	80.28	602

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	29	5,783,379.96	1.26%	7.799	358	77.76	695
3.000 - 3.499	1	190,999.00	0.04%	6.875	358	75.79	726
3.500 - 3.999	1	255,819.31	0.06%	7.750	359	80.00	658
4.000 - 4.499	1	203,888.27	0.04%	12.220	358	75.00	523
4.500 - 4.999	3	718,058.11	0.16%	6.221	358	78.32	651
5.000 - 5.499	64	11,543,589.10	2.52%	9.115	358	81.39	595
5.500 - 5.999	330	80,856,905.08	17.66%	8.035	357	78.30	604
6.000 - 6.499	1,357	277,233,583.46	60.54%	8.516	358	81.79	608
6.500 - 6.999	117	26,002,307.00	5.68%	9.061	358	72.89	558
7.000 - 7.499	65	13,711,732.34	2.99%	9.090	358	74.75	582
7.500 - 7.999	42	10,685,042.21	2.33%	7.859	357	80.30	603
8.000 - 8.499	32	7,703,711.96	1.68%	8.256	356	78.47	590
8.500 - 8.999	32	6,374,840.47	1.39%	8.707	356	78.78	583
9.000 - 9.499	26	5,143,138.60	1.12%	9.274	356	86.36	614
9.500 - 9.999	28	5,934,343.52	1.30%	9.744	357	79.77	564
10.000 -10.499	16	3,025,681.79	0.66%	10.233	356	83.63	565
10.500 -10.999	13	1,725,275.02	0.38%	10.777	356	79.56	540
11.000 -11.499	2	317,595.55	0.07%	11.062	356	90.89	628
11.500 -11.999	3	423,506.74	0.09%	11.716	357	75.65	575
12.000 -12.499	1	104,292.46	0.02%	12.300	353	95.00	559
Total	2,163	457,937,689.95	100.00%	8.515	357	80.28	602

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.000 -10.499	3	793,999.91	0.17%	7.302	357	73.47	580
10.500 -10.999	2	227,581.31	0.05%	7.662	357	67.06	582
11.000 -11.499	4	748,732.75	0.16%	7.309	356	73.06	627
11.500 -11.999	29	7,805,522.64	1.70%	6.187	357	74.88	636
12.000 -12.499	40	11,836,031.00	2.58%	6.286	357	77.03	632
12.500 -12.999	114	31,176,644.84	6.81%	6.822	358	76.94	637
13.000 -13.499	174	45,376,460.27	9.91%	7.298	357	78.52	620
13.500 -13.999	298	74,913,917.07	16.36%	7.784	357	79.34	607
14.000 -14.499	291	67,587,736.13	14.76%	8.265	357	80.50	602
14.500 -14.999	323	68,627,007.12	14.99%	8.733	357	80.80	597
15.000 -15.499	248	47,617,812.79	10.40%	9.238	358	84.16	601
15.500 -15.999	266	48,606,020.16	10.61%	9.726	358	82.50	587
16.000 -16.499	126	20,472,370.08	4.47%	10.198	358	81.83	577
16.500 -16.999	102	15,828,579.91	3.46%	10.703	358	77.29	564
17.000 -17.499	61	8,011,156.14	1.75%	11.137	358	81.29	570
17.500 -17.999	56	5,374,606.04	1.17%	11.751	358	84.16	583
18.000 -18.499	26	2,933,511.79	0.64%	12.162	358	78.01	548
Total	2,163	457,937,689.95	100.00%	8.515	357	80.28	602

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	2,163	457,937,689.95	100.00%	8.515	357	80.28	602
Total	2,163	457,937,689.95	100.00%	8.515	357	80.28	602

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	2,162	457,686,724.18	99.95%	8.515	357	80.28	602
1.500	1	250,965.77	0.05%	8.850	358	75.00	570
Total	2,163	457,937,689.95	100.00%	8.515	357	80.28	602

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
09/01/08	10	2,086,991.26	0.46%	9.350	353	96.41	636
10/01/08	7	1,134,434.89	0.25%	9.453	354	94.48	622
11/01/08	15	3,689,817.84	0.81%	7.986	355	83.86	598
12/01/08	186	46,796,797.42	10.22%	8.366	356	78.25	582
01/01/09	553	128,986,274.70	28.17%	8.382	357	79.08	589
02/01/09	901	176,892,399.12	38.63%	8.644	358	79.53	603
03/01/09	236	41,783,518.95	9.12%	9.139	359	88.12	626
09/01/09	1	104,900.04	0.02%	10.750	353	94.59	589
11/01/09	3	531,593.17	0.12%	8.739	355	85.57	587
12/01/09	3	748,119.68	0.16%	8.049	356	75.05	577
01/01/10	32	7,166,725.87	1.57%	8.094	357	75.51	600
02/01/10	40	7,972,668.93	1.74%	8.432	358	83.84	626
03/01/10	13	2,586,264.92	0.56%	8.508	359	83.44	646
09/01/11	1	169,256.10	0.04%	8.450	353	100.00	693
10/01/11	2	274,114.19	0.06%	8.306	354	87.79	658
11/01/11	1	229,500.00	0.05%	7.150	355	90.00	581
12/01/11	15	3,687,941.70	0.81%	8.275	356	74.40	610
01/01/12	44	10,636,439.40	2.32%	7.647	357	78.20	615
02/01/12	75	16,670,164.55	3.64%	7.960	358	79.86	648
03/01/12	25	5,789,767.22	1.26%	8.130	359	86.07	671
Total	2,163	457,937,689.95	100.00%	8.515	357	80.28	602

Group II Initial Mortgage Loan Statistics

As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$474,093,990	$16,012	$1,533,567
Average Scheduled Principal Balance	$281,028
Number of Mortgage Loans	1,687

Weighted Average Gross Coupon	8.302%	5.600%	14.750%
Weighted Average FICO Score	627	500	817
Weighted Average Combined Original LTV	83.84%	25.00%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	87.16%	25.00%	100.00%
Weighted Average Debt-to-Income	43.20%	9.18%	59.98%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	176 months	359 months
Weighted Average Seasoning	2 months	1 months	16 months

Weighted Average Gross Margin	5.854%	2.750%	8.550%
Weighted Average Minimum Interest Rate	6.049%	2.750%	10.650%
Weighted Average Maximum Interest Rate	14.152%	9.890%	18.500%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.002%	1.000%	1.500%
Weighted Average Months to Roll	27 months	16 months	59 months

Maturity Date		December 1, 2021	March 1, 2037
Maximum Zip Code Concentration	0.50%	11233

ARM	87.14%
Fixed Rate	12.86%

2/28 6 MO LIBOR	28.00%
2/28 6 MO LIBOR 40/30 Balloon	23.61%
2/28 6 MO LIBOR 50/30 Balloon	2.79%
2/28 6 MO LIBOR IO	18.50%
3/27 6 MO LIBOR	0.90%
3/27 6 MO LIBOR 40/30 Balloon	0.89%
3/27 6 MO LIBOR 50/30 Balloon	0.05%
3/27 6 MO LIBOR IO	0.90%
5/25 6 MO LIBOR	2.94%
5/25 6 MO LIBOR 40/30 Balloon	1.72%
5/25 6 MO LIBOR 50/30 Balloon	0.17%
5/25 6 MO LIBOR IO	6.66%
Fixed Rate 15 Yr	0.05%
Fixed Rate 15 Yr Rate Reduction	0.02%
Fixed Rate 20 Yr	0.05%
Fixed Rate 30 Yr	8.88%
Fixed Rate 30 Yr IO	1.37%
Fixed Rate 30 Yr Rate Reduction	0.02%
Fixed Rate 40/30 Balloon	2.05%
Fixed Rate 50/30 Balloon	0.42%

Interest Only	27.43%
Not Interest Only	72.57%

Prepay Penalty: 0 months	26.00%
Prepay Penalty: 12 months	9.81%
Prepay Penalty: 24 months	49.54%
Prepay Penalty: 30 months	0.28%
Prepay Penalty: 36 months	14.36%

First Lien	95.50%
Second Lien	4.50%

Business Bank Statements	3.30%
Full Documentation	46.94%
Lite Documentation	1.73%
No Documentation	4.25%
Stated Income Documentation	43.79%

Cash Out Refinance	50.53%
Purchase	43.99%
Rate/Term Refinance	5.48%

2-4 Units Attached	3.07%
2-4 Units Detached	4.01%
Condo Conversion Attached	0.28%
Condo High-Rise Attached	1.42%
Condo Low-Rise Attached	3.87%
Condo Low-Rise Detached	0.09%
Condotel Attached	0.28%
PUD Attached	1.15%
PUD Detached	12.68%
Single Family Attached	1.65%
Single Family Detached	71.51%

Non-owner	4.89%
Primary	93.00%
Second Home	2.11%

Top 5 States:
California	32.39%
Florida	12.35%
New York	10.44%
Texas	6.34%
Massachusetts	4.41%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	239	8,443,375.93	1.78%	12.103	356	98.80	630
50,000.01 - 100,000.00	242	17,642,312.09	3.72%	11.149	355	89.98	629
100,000.01 - 150,000.00	230	28,470,009.42	6.01%	9.406	357	83.28	610
150,000.01 - 200,000.00	158	27,708,705.23	5.84%	8.540	357	82.18	622
200,000.01 - 250,000.00	116	25,888,135.23	5.46%	8.353	358	85.13	626
250,000.01 - 300,000.00	75	20,521,062.58	4.33%	8.055	358	86.47	627
300,000.01 - 350,000.00	65	21,170,032.24	4.47%	7.900	358	87.09	648
350,000.01 - 400,000.00	41	15,335,787.17	3.23%	8.092	358	88.03	642
400,000.01 - 450,000.00	104	44,605,807.57	9.41%	8.048	358	82.02	622
450,000.01 - 500,000.00	109	51,755,628.06	10.92%	7.796	358	84.67	627
500,000.01 - 550,000.00	78	40,925,124.72	8.63%	7.797	358	86.77	639
550,000.01 - 600,000.00	53	30,153,757.53	6.36%	8.122	358	85.84	627
600,000.01 - 650,000.00	40	24,995,629.13	5.27%	8.095	358	85.76	628
650,000.01 - 700,000.00	34	23,096,471.43	4.87%	8.152	358	84.91	629
700,000.01 - 750,000.00	26	18,885,401.58	3.98%	7.813	357	79.18	619
750,000.01 - 800,000.00	19	14,762,932.54	3.11%	8.457	358	85.92	612
800,000.01 - 850,000.00	16	13,227,533.14	2.79%	8.173	357	79.68	618
850,000.01 - 900,000.00	7	6,172,295.01	1.30%	8.038	357	74.25	622
900,000.01 - 950,000.00	1	939,870.52	0.20%	8.150	358	89.94	654
950,000.01 - 1,000,000.00	7	6,869,357.72	1.45%	7.874	357	77.37	660
1,000,000.01+	27	32,524,761.30	6.86%	7.705	357	71.68	628
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	16	8,037,441.80	1.70%	5.892	358	76.60	663
6.000 - 6.499	52	25,151,802.52	5.31%	6.315	358	82.10	661
6.500 - 6.999	130	57,891,337.07	12.21%	6.753	358	80.19	646
7.000 - 7.499	111	43,011,145.14	9.07%	7.234	358	80.26	650
7.500 - 7.999	202	80,562,912.92	16.99%	7.755	357	81.48	631
8.000 - 8.499	183	69,970,830.34	14.76%	8.231	357	84.36	625
8.500 - 8.999	209	73,944,986.91	15.60%	8.750	357	85.23	615
9.000 - 9.499	130	37,777,272.49	7.97%	9.248	358	86.08	612
9.500 - 9.999	201	36,346,669.09	7.67%	9.748	357	87.33	598
10.000 -10.499	67	14,491,288.19	3.06%	10.199	358	85.56	593
10.500 -10.999	40	5,430,998.92	1.15%	10.723	358	87.02	594
11.000 -11.499	23	2,281,919.33	0.48%	11.239	358	88.48	605
11.500 -11.999	48	4,011,715.58	0.85%	11.732	358	89.21	600
12.000 -12.499	28	1,364,512.69	0.29%	12.172	347	96.97	643
12.500 -12.999	130	7,861,205.74	1.66%	12.639	357	99.26	666
13.000 -13.499	30	1,807,480.81	0.38%	13.185	355	100.00	609
13.500 -13.999	43	2,145,862.92	0.45%	13.572	357	99.95	609
14.000 -14.499	42	1,920,338.54	0.41%	14.163	352	99.88	594
14.500 -14.999	2	84,269.14	0.02%	14.598	357	100.00	613
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	7	1,912,958.61	0.40%	9.031	358	75.03	500
501 - 520	46	13,842,760.66	2.92%	9.268	357	73.41	512
521 - 540	45	17,516,519.27	3.69%	9.242	357	74.07	530
541 - 560	59	18,611,164.87	3.93%	8.424	357	75.15	550
561 - 580	105	31,923,947.64	6.73%	8.588	358	81.94	570
581 - 600	268	52,871,561.31	11.15%	8.621	357	84.00	591
601 - 620	294	77,050,206.15	16.25%	8.431	357	81.18	609
621 - 640	252	73,656,447.52	15.54%	8.193	357	86.20	630
641 - 660	219	67,497,566.48	14.24%	8.202	358	87.33	650
661 - 680	126	41,853,830.21	8.83%	7.821	358	86.63	670
681 - 700	110	34,315,658.61	7.24%	7.961	358	84.60	688
701 - 760	124	35,827,105.47	7.56%	7.703	358	89.00	725
761+	30	6,858,312.10	1.45%	8.047	358	86.63	779
None	2	355,951.24	0.08%	8.864	358	75.53	0
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	18	5,096,124.04	1.07%	7.180	358	40.21	611
50.00- 54.99	13	4,576,211.82	0.97%	7.519	357	53.05	610
55.00- 59.99	16	7,746,241.40	1.63%	7.547	355	57.82	602
60.00- 64.99	31	13,822,690.64	2.92%	8.063	356	62.49	597
65.00- 69.99	54	23,844,284.47	5.03%	7.755	356	67.37	592
70.00- 74.99	65	28,708,355.59	6.06%	7.577	357	71.66	610
75.00- 79.99	87	33,628,479.65	7.09%	8.168	357	76.89	597
80.00	413	113,328,218.22	23.90%	8.180	358	80.00	634
80.01- 84.99	25	10,622,538.70	2.24%	7.336	357	83.97	615
85.00- 89.99	103	45,196,431.55	9.53%	8.067	357	86.32	625
90.00- 94.99	176	64,990,396.88	13.71%	8.174	358	90.45	628
95.00- 99.99	184	51,370,375.06	10.84%	8.750	358	95.15	629
100.00	502	71,163,642.12	15.01%	9.380	358	100.00	663
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	17	4,904,419.18	1.03%	7.138	358	40.44	612
50.00- 54.99	13	4,576,211.82	0.97%	7.519	357	53.05	610
55.00- 59.99	16	7,746,241.40	1.63%	7.547	355	57.82	602
60.00- 64.99	30	13,741,757.06	2.90%	8.050	356	62.51	596
65.00- 69.99	52	23,387,034.47	4.93%	7.757	356	67.37	590
70.00- 74.99	61	27,978,405.28	5.90%	7.538	357	71.66	609
75.00- 79.99	79	31,497,663.51	6.64%	8.196	357	76.79	591
80.00	105	37,579,041.18	7.93%	8.380	357	80.00	585
80.01- 84.99	25	10,622,538.70	2.24%	7.336	357	83.97	615
85.00- 89.99	106	46,218,652.73	9.75%	8.048	357	86.12	627
90.00- 94.99	186	67,218,914.41	14.18%	8.185	358	89.88	630
95.00- 99.99	199	54,878,809.96	11.58%	8.675	358	94.01	633
100.00	798	143,744,300.44	30.32%	8.736	358	89.91	660
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	4	315,868.45	0.07%	10.209	178	69.26	599
240	2	238,309.60	0.05%	9.057	239	68.77	628
360	1,681	473,539,812.09	99.88%	8.300	358	83.86	627
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	4	315,868.45	0.07%	10.209	178	69.26	599
181-240	2	238,309.60	0.05%	9.057	239	68.77	628
301-360	1,681	473,539,812.09	99.88%	8.300	358	83.86	627
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	33	6,117,037.44	1.29%	8.594	355	77.65	607
20.01 -25.00	48	6,681,489.58	1.41%	8.698	358	86.68	619
25.01 -30.00	100	24,348,922.37	5.14%	8.207	358	83.35	622
30.01 -35.00	167	39,999,970.62	8.44%	8.285	358	81.70	622
35.01 -40.00	229	57,508,767.68	12.13%	8.447	358	84.61	629
40.01 -45.00	326	96,768,156.26	20.41%	8.420	358	84.89	625
45.01 -50.00	376	126,519,747.25	26.69%	8.239	357	84.53	626
50.01 -55.00	237	81,549,148.90	17.20%	8.038	357	82.35	620
55.01 -60.00	46	14,464,409.62	3.05%	8.046	357	83.93	618
None	125	20,136,340.42	4.25%	8.895	358	84.13	709
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,159	413,109,710.15	87.14%	8.146	358	83.40	627
Fixed Rate	528	60,984,279.99	12.86%	9.354	356	86.85	632
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	483	132,739,090.85	28.00%	8.786	358	81.46	599
2/28 6 MO LIBOR 40/30 Balloon	261	111,922,052.96	23.61%	8.112	357	83.79	618
2/28 6 MO LIBOR 50/30 Balloon	34	13,246,282.76	2.79%	8.139	359	94.26	656
2/28 6 MO LIBOR IO	201	87,728,097.50	18.50%	7.560	357	85.84	651
3/27 6 MO LIBOR	15	4,285,315.49	0.90%	8.520	358	82.68	611
3/27 6 MO LIBOR 40/30 Balloon	12	4,229,517.62	0.89%	7.933	358	86.27	637
3/27 6 MO LIBOR 50/30 Balloon	1	225,004.54	0.05%	6.400	359	100.00	645
3/27 6 MO LIBOR IO	15	4,274,188.00	0.90%	7.565	358	83.79	691
5/25 6 MO LIBOR	44	13,935,742.31	2.94%	8.180	358	81.91	654
5/25 6 MO LIBOR 40/30 Balloon	21	8,173,209.14	1.72%	7.314	357	79.07	634
5/25 6 MO LIBOR 50/30 Balloon	2	794,863.67	0.17%	7.458	359	100.00	669
5/25 6 MO LIBOR IO	70	31,556,345.31	6.66%	7.495	358	79.75	670
Fixed Rate 15 Yr	3	236,183.28	0.05%	9.537	178	72.78	604
Fixed Rate 15 Yr Rate Reduction	1	79,685.17	0.02%	12.200	178	58.82	585
Fixed Rate 20 Yr	2	238,309.60	0.05%	9.057	239	68.77	628
Fixed Rate 30 Yr	479	42,121,367.70	8.88%	10.162	357	88.72	629
Fixed Rate 30 Yr IO	11	6,493,064.41	1.37%	7.018	358	82.15	665
Fixed Rate 30 Yr Rate Reduction	1	88,345.07	0.02%	11.650	358	65.00	687
Fixed Rate 40/30 Balloon	27	9,736,818.66	2.05%	7.732	358	83.03	625
Fixed Rate 50/30 Balloon	4	1,990,506.10	0.42%	7.610	359	87.22	639
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	1,390	344,042,294.92	72.57%	8.598	357	83.75	616
I/O Term: 60 months	240	105,717,565.88	22.30%	7.480	358	84.43	656
I/O Term: 120 months	57	24,334,129.34	5.13%	7.679	358	82.72	663
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	555	123,264,468.08	26.00%	8.817	358	83.82	631
Prepay Penalty: 12 months	99	46,495,518.43	9.81%	8.147	358	80.65	622
Prepay Penalty: 24 months	807	234,883,743.68	49.54%	8.263	358	85.24	620
Prepay Penalty: 30 months	3	1,350,799.76	0.28%	7.996	358	85.78	627
Prepay Penalty: 36 months	223	68,099,460.19	14.36%	7.613	357	81.23	649
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,291	452,762,605.30	95.50%	8.114	357	83.10	627
Second Lien	396	21,331,384.84	4.50%	12.275	356	99.60	646
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	53	15,650,284.46	3.30%	8.586	358	87.78	603
Full Documentation	952	222,533,837.43	46.94%	8.255	357	84.58	616
Lite Documentation	48	8,178,779.75	1.73%	8.774	357	84.75	682
No Documentation	125	20,136,340.42	4.25%	8.895	358	84.13	709
Stated Income Documentation	509	207,594,748.08	43.79%	8.254	357	82.69	631
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	536	239,566,330.20	50.53%	7.931	357	79.60	613
Purchase	1,087	208,562,453.00	43.99%	8.794	358	88.45	644
Rate/Term Refinance	64	25,965,206.94	5.48%	7.774	358	86.01	623
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	34	14,538,651.61	3.07%	8.216	358	83.55	650
2-4 Units Detached	60	19,006,224.26	4.01%	8.317	357	86.95	649
Condo Conversion Attached	7	1,334,535.97	0.28%	7.961	358	90.15	669
Condo High-Rise Attached	16	6,736,595.83	1.42%	8.752	358	78.41	642
Condo Low-Rise Attached	76	18,333,752.80	3.87%	8.664	358	85.19	640
Condo Low-Rise Detached	2	418,364.50	0.09%	6.866	358	95.89	679
Condotel Attached	3	1,342,913.04	0.28%	6.458	358	88.72	742
PUD Attached	28	5,436,462.29	1.15%	8.498	358	84.26	630
PUD Detached	255	60,113,564.89	12.68%	8.678	357	87.03	624
Single Family Attached	40	7,811,312.70	1.65%	8.183	355	85.34	640
Single Family Detached	1,166	339,021,612.25	71.51%	8.219	357	83.05	624
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	107	23,188,361.36	4.89%	8.767	358	80.37	646
Primary	1,554	440,891,717.16	93.00%	8.270	357	84.19	626
Second Home	26	10,013,911.62	2.11%	8.638	356	76.91	649
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	58	22,344,199.63	4.71%	8.293	357	76.57	567
AA	127	47,447,878.65	10.01%	8.434	357	80.92	593
AA+	1,246	356,292,898.23	75.15%	8.198	357	85.32	634
AAA	185	26,775,136.56	5.65%	8.755	358	82.83	708
B	48	17,841,634.76	3.76%	8.981	357	75.80	561
C	17	2,440,100.40	0.51%	9.976	358	69.36	549
CC	6	952,141.91	0.20%	10.792	342	63.96	557
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	9	838,434.36	0.18%	9.080	358	84.69	589
Alaska	1	824,123.33	0.17%	5.800	358	63.46	631
Arizona	54	10,781,598.31	2.27%	8.409	358	83.27	615
Arkansas	2	239,408.95	0.05%	7.890	357	80.00	661
California	330	153,544,159.01	32.39%	7.789	357	86.55	636
Colorado	26	7,538,979.15	1.59%	8.393	358	87.06	622
Connecticut	15	4,132,699.62	0.87%	8.622	358	85.44	627
District of Columbia	2	953,351.65	0.20%	8.110	358	79.40	602
Florida	274	58,565,846.21	12.35%	8.640	357	80.45	631
Georgia	54	9,624,607.94	2.03%	9.059	358	84.99	637
Hawaii	14	8,931,746.89	1.88%	7.062	358	79.21	657
Idaho	9	2,429,862.70	0.51%	8.339	357	81.51	601
Illinois	28	8,370,913.10	1.77%	9.110	357	80.40	591
Indiana	14	1,745,055.49	0.37%	9.844	358	94.56	652
Iowa	3	299,124.68	0.06%	10.572	358	87.10	576
Kansas	4	648,403.82	0.14%	9.921	358	94.51	615
Kentucky	6	849,680.12	0.18%	8.639	359	88.99	621
Louisiana	10	2,089,988.34	0.44%	8.598	357	90.51	613
Maine	12	1,781,586.12	0.38%	8.318	358	79.28	630
Maryland	30	6,777,793.21	1.43%	8.830	358	79.93	611
Massachusetts	44	20,928,917.99	4.41%	8.353	358	80.07	627
Michigan	32	3,638,575.27	0.77%	9.965	358	89.56	601
Minnesota	11	2,071,510.18	0.44%	7.614	358	69.75	679
Mississippi	5	501,303.59	0.11%	8.936	359	90.52	628
Missouri	17	1,806,619.14	0.38%	9.965	350	85.95	614
Nevada	25	5,714,576.50	1.21%	8.319	358	82.28	652
New Hampshire	10	2,519,069.42	0.53%	7.593	358	75.81	657
New Jersey	51	18,247,561.45	3.85%	8.730	358	83.31	616
New York	106	49,479,543.96	10.44%	8.029	358	82.26	633
North Carolina	26	6,578,156.22	1.39%	8.516	358	82.88	619
North Dakota	1	83,955.99	0.02%	9.200	359	80.00	606
Ohio	33	3,938,064.02	0.83%	9.621	358	86.23	604
Oklahoma	13	1,202,455.83	0.25%	9.820	358	89.51	622
Oregon	20	7,014,327.56	1.48%	8.036	358	78.98	609
Pennsylvania	41	5,929,246.57	1.25%	8.931	357	84.66	598
Rhode Island	4	1,443,646.71	0.30%	8.964	358	73.92	569
South Carolina	13	4,750,328.90	1.00%	8.240	357	80.48	667
South Dakota	2	284,797.99	0.06%	10.526	358	95.00	626
Tennessee	12	1,413,472.93	0.30%	8.843	358	84.83	632
Texas	231	30,041,838.88	6.34%	9.151	358	86.41	608
Utah	13	2,339,247.25	0.49%	8.621	358	85.18	622
Vermont	4	897,830.89	0.19%	7.847	358	78.99	579
Virginia	38	11,386,340.93	2.40%	8.921	358	81.53	601
Washington	27	9,054,736.31	1.91%	7.821	357	85.49	613
Wisconsin	8	1,202,790.11	0.25%	9.223	358	85.96	598
Wyoming	3	657,712.55	0.14%	10.800	359	100.00	635
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	1,358	393,388,095.07	82.98%	8.341	357	84.66	621
Silent 2nd	329	80,705,895.07	17.02%	8.112	358	79.86	658
Total	1,687	474,093,990.14	100.00%	8.302	357	83.84	627

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	65	17,824,868.54	4.31%	7.790	358	77.87	709
3.000 - 3.499	2	444,524.01	0.11%	7.022	358	80.00	741
3.500 - 3.999	2	367,586.32	0.09%	7.583	358	80.00	699
4.000 - 4.499	2	521,250.00	0.13%	8.125	358	76.91	709
4.500 - 4.999	3	925,544.82	0.22%	7.967	357	83.93	625
5.000 - 5.499	25	7,529,472.31	1.82%	8.428	357	83.28	640
5.500 - 5.999	173	77,885,450.12	18.85%	7.709	357	79.49	617
6.000 - 6.499	825	284,588,721.35	68.89%	8.209	358	85.19	627
6.500 - 6.999	37	14,462,942.16	3.50%	9.128	357	77.47	568
7.000 - 7.499	17	5,013,881.34	1.21%	8.936	357	83.94	608
7.500 - 7.999	5	2,018,717.18	0.49%	8.820	356	80.77	561
8.000 - 8.499	1	746,885.14	0.18%	9.490	357	85.00	611
8.500 - 8.999	2	779,866.86	0.19%	9.341	357	67.87	532
Total	1,159	413,109,710.15	100.00%	8.146	358	83.40	627

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	64	17,649,868.54	4.27%	7.773	358	77.95	708
3.000 - 3.499	2	444,524.01	0.11%	7.022	358	80.00	741
3.500 - 3.999	2	367,586.32	0.09%	7.583	358	80.00	699
4.000 - 4.499	2	521,250.00	0.13%	8.125	358	76.91	709
4.500 - 4.999	2	290,779.16	0.07%	8.986	357	70.67	629
5.000 - 5.499	19	4,996,497.93	1.21%	9.072	358	85.49	632
5.500 - 5.999	143	64,015,332.33	15.50%	7.661	357	78.02	618
6.000 - 6.499	786	271,007,378.30	65.60%	8.202	358	85.40	628
6.500 - 6.999	39	16,934,648.83	4.10%	8.582	357	75.65	584
7.000 - 7.499	18	5,745,784.66	1.39%	8.148	357	80.48	627
7.500 - 7.999	20	7,818,707.04	1.89%	7.781	356	85.30	625
8.000 - 8.499	17	10,942,484.99	2.65%	8.300	356	85.52	620
8.500 - 8.999	18	6,475,122.12	1.57%	8.714	356	84.98	584
9.000 - 9.499	10	2,690,357.93	0.65%	9.322	356	82.36	587
9.500 - 9.999	8	2,027,596.88	0.49%	9.541	358	84.32	619
10.000 -10.499	7	952,649.07	0.23%	10.194	356	84.45	552
10.500 -10.999	2	229,142.04	0.06%	10.585	356	77.62	579
Total	1,159	413,109,710.15	100.00%	8.146	358	83.40	627

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	1	827,103.09	0.20%	6.890	355	85.00	690
10.500 -10.999	2	857,965.26	0.21%	7.729	357	70.98	599
11.500 -11.999	17	8,370,382.76	2.03%	5.997	358	76.54	656
12.000 -12.499	43	20,363,379.60	4.93%	6.315	358	82.48	664
12.500 -12.999	105	46,638,756.16	11.29%	6.755	358	80.07	646
13.000 -13.499	90	34,156,799.53	8.27%	7.238	358	80.83	655
13.500 -13.999	187	76,785,168.82	18.59%	7.729	357	81.65	632
14.000 -14.499	164	65,857,803.84	15.94%	8.212	357	84.67	626
14.500 -14.999	191	68,264,791.77	16.52%	8.727	358	85.05	615
15.000 -15.499	123	35,391,791.00	8.57%	9.212	358	86.87	611
15.500 -15.999	115	33,856,721.19	8.20%	9.667	358	86.44	596
16.000 -16.499	57	13,903,731.45	3.37%	10.172	358	85.75	596
16.500 -16.999	25	3,945,235.38	0.96%	10.694	358	84.86	573
17.000 -17.499	13	1,453,435.54	0.35%	11.230	358	83.33	554
17.500 -17.999	24	2,313,707.69	0.56%	11.743	358	84.41	566
18.000 -18.499	1	53,954.73	0.01%	12.150	357	90.00	632
18.500 -18.999	1	68,982.34	0.02%	12.500	359	100.00	653
Total	1,159	413,109,710.15	100.00%	8.146	358	83.40	627

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	1,159	413,109,710.15	100.00%	8.146	358	83.40	627
Total	1,159	413,109,710.15	100.00%	8.146	358	83.40	627

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,158	411,857,718.40	99.70%	8.146	358	83.43	627
1.500	1	1,251,991.75	0.30%	8.250	357	74.19	590
Total	1,159	413,109,710.15	100.00%	8.146	358	83.40	627

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/08	1	104,146.35	0.03%	10.350	352	95.00	582
09/01/08	4	1,958,803.48	0.47%	8.312	353	98.65	661
10/01/08	3	1,108,857.60	0.27%	8.122	354	96.25	633
11/01/08	14	6,084,888.56	1.47%	7.668	355	80.06	572
12/01/08	64	30,383,003.83	7.35%	8.106	356	78.93	595
01/01/09	237	94,523,663.09	22.88%	8.093	357	80.05	603
02/01/09	492	166,476,252.16	40.30%	8.258	358	84.10	630
03/01/09	164	44,995,909.00	10.89%	8.584	359	93.52	646
01/01/10	9	2,941,768.94	0.71%	7.977	357	82.94	630
02/01/10	25	7,257,531.56	1.76%	8.179	358	83.57	643
03/01/10	9	2,814,725.15	0.68%	7.464	359	88.57	674
12/01/10	1	158,027.58	0.04%	7.550	344	88.89	711
10/01/11	1	102,469.42	0.02%	9.100	354	93.27	647
11/01/11	3	2,604,103.09	0.63%	7.718	355	87.79	645
12/01/11	10	4,655,097.56	1.13%	7.615	356	72.21	600
01/01/12	24	9,614,798.64	2.33%	7.286	357	77.66	647
02/01/12	69	27,564,134.44	6.67%	7.632	358	80.06	667
03/01/12	29	9,761,529.70	2.36%	8.003	359	86.26	687
Total	1,159	413,109,710.15	100.00%	8.146	358	83.40	627